Exhibit 10.15

UNIT AND STOCK PURCHASE AGREEMENT

This UNIT AND STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of [●], 2024, is entered into by and between OneStream, Inc., a Delaware corporation (the “Corporation”), and KKR Dream Holdings LLC (the “Seller”).

WHEREAS, the Corporation is contemplating an offering and sale of shares of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), in an underwritten public offering pursuant to the Underwriting Agreement (as defined below) (the “Public Offering”);

WHEREAS, to effect the Public Offering, the Corporation will enter into an Underwriting Agreement (the “Underwriting Agreement”) with OneStream Software LLC, a Delaware limited liability company (the “Company”), the selling stockholders named therein and J.P. Morgan Securities LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Underwriters will purchase shares of Class A Common Stock from the Corporation and the selling stockholders at the price and upon the terms and conditions provided in the Underwriting Agreement, including a certain number of shares of Class A Common Stock to be issued and sold by the Corporation with the net proceeds therefrom to be used as described in this Agreement (the “Synthetic Secondary Shares”);

WHEREAS, the Synthetic Secondary Shares will include shares of Class A Common Stock to be issued and sold by the Corporation in the base portion of the Public Offering (the “Primary Offering”), and may include shares of Class A Common Stock to be issued and sold by the Corporation if the Underwriters exercise their option to purchase additional shares from the Corporation in the Public Offering (the “Underwriters’ Option”).

WHEREAS, the Corporation intends to use the net proceeds from the issuance and sale of the Synthetic Secondary Shares in the Public Offering to purchase (i) an equal number of issued and outstanding limited liability company units of the Company (“LLC Units”) from the Seller (the “Secondary LLC Units”) and (ii) an equal number of shares of Class C common stock of the Corporation, par value $0.0001 per share (the “Class C Common Stock”), from the Seller (the “Secondary Shares” and, together with the Secondary LLC Units, the “Secondary Securities”), in each case in a private, non-underwritten transaction at the price and upon the terms and conditions provided in this Agreement (the “Synthetic Secondary”);

WHEREAS, the completion of the Synthetic Secondary will result in an increase of the Corporation’s interest in the Company and a reduction of the Seller’s interest in the Corporation and the Company;

WHEREAS, the Seller is a party to that certain Tax Receivable Agreement, dated as of July 23, 2024, by and among the Company, the Corporation and the other parties from time to time thereto (as amended from time to time in accordance with its terms, the “TRA”), and the sale of the Secondary LLC Units pursuant to this Agreement will be an Exchange (as defined in the TRA); and

WHEREAS, after due consideration, the audit committee of the board of directors of the Corporation has approved the Corporation’s entry into the Synthetic Secondary to the extent it constitutes a related-party transaction.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the parties hereto hereby agree as follows:

1.
Purchase and Sale of Secondary Securities.
(a)
Subject to the satisfaction of the terms and conditions set forth herein, the Seller agrees to sell to the Corporation, and the Corporation agrees to purchase from the Seller, that number of Secondary LLC Units and Secondary Shares at the closing of the Primary Offering and the Underwriters’ Option, as applicable, set forth opposite the Seller’s name on Schedule I hereto.
(b)
The closing of the transactions contemplated by Section 1(a) (each, a “Closing”) shall occur immediately after the closing of each of the Primary Offering and the Underwriters’ Option, if exercised, or at such other time or place after the corresponding closing of the Primary Offering or the Underwriters’ Option, as applicable, as may be agreed by the Corporation and the Seller. At each Closing, (i) the Seller shall deliver to the Corporation duly executed stock powers and other transfer instruments relating to the Secondary Securities sold by the Seller, as requested by the Corporation, and (ii) as aggregate consideration for the Seller’s Secondary Securities, the Corporation shall pay the Seller by wire transfer of immediately available funds, pursuant to the wire transfer instructions to an account or accounts that the Seller shall designate in writing at least two business days prior to the applicable Closing Date, a dollar amount equal to the product obtained by multiplying (x) the number of Secondary LLC Units sold by the Seller by (y) the Purchase Price (as such term is defined in the Underwriting Agreement) per share.
(c)
Immediately following each Closing, the Secondary Shares sold to the Corporation in such Closing shall be retired and canceled for no consideration.
(d)
The obligation of the Seller to sell its Secondary Securities to the Corporation at each Closing is conditioned on (i) the consummation of the corresponding closing of the Primary Offering or the Underwriters’ Option, as applicable, and (ii) each of the representations and warranties made by the Corporation in Section 2 being true and correct as of the date of such Closing (the “Closing Date”), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Corporation to consummate the transactions contemplated by this Agreement.
(e)
The obligation of the Corporation to purchase the Seller’s Secondary Securities at each Closing is conditioned on (i) the consummation of the corresponding closing of the Primary Offering or the Underwriters’ Option, as applicable, and (ii) each of the representations and warranties made by the Seller in Section 3 being true and correct as of the applicable Closing Date, except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Seller to consummate the transactions contemplated by this Agreement.
(f)
Notwithstanding any other provision in this Agreement, the Corporation and its agents and affiliates shall have the right to deduct and withhold taxes from any payments to be made to the Seller pursuant to this Agreement if, in their reasonable opinion, such withholding is required by law, and shall be provided with any necessary tax forms, including Form W-9 or the appropriate series of Form W-8, as applicable, and any similar information. To the extent that any of the aforementioned amounts are so withheld and paid to the applicable governmental authority, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the recipient of the payments in respect of which such deduction and withholding was made. To the extent that any payment pursuant to this Agreement is not reduced by any such required deduction or withholding, the Corporation may deduct and withhold with respect to any future payment to such person to cover such amounts. The Corporation and the Seller agrees to cooperate in good faith to reduce or eliminate any applicable withholding tax. The Seller shall bear any transfer, documentary, stamp, registration, filing and recording taxes and similar charges relating to the sale of Secondary Securities by the Seller pursuant to this Agreement.
2.
Corporation Representations. In connection with the transactions contemplated by this Agreement, the Corporation represents and warrants to the Seller as of each Closing Date that:
(a)
The Corporation has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware.
(b)
All consents, approvals, authorizations and orders necessary for the execution, delivery and performance by the Corporation of this Agreement and for the purchase and receipt of the Secondary Securities to be purchased by the Corporation hereunder, have been obtained. The Corporation has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.
(c)
This Agreement has been duly authorized, executed and delivered by the Corporation.
(d)
The execution and delivery by the Corporation of, and the performance by the Corporation of its obligations under, this Agreement and the consummation of the transactions contemplated by this Agreement will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or bylaws or other comparable governing or constituent documents of the Corporation or any of its subsidiaries, (iii) any agreement or other instrument binding on the Corporation or any of its subsidiaries or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Corporation or any of its subsidiaries, except in the case of clauses (i), (iii) and (iv), where such contravention would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Corporation and its subsidiaries, taken as a whole, or on the power or ability of the Corporation to perform its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the execution, delivery and performance by the Corporation of its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have already been obtained.
3.
Seller Representations. In connection with the transactions contemplated by this Agreement, the Seller represents and warrants to the Corporation as of each Closing Date that:
(a)
This Agreement has been duly authorized, executed and delivered by the Seller.
(b)
The execution and delivery by the Seller of, and the performance by the Seller of its obligations under, this Agreement and the consummation of the transactions contemplated by this Agreement will not contravene (i) any provision of applicable law; (ii) the certificate of incorporation or bylaws or other comparable governing or constituent documents of the Seller; (iii) any agreement or other instrument binding upon the Seller; or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Seller, except in the case of clauses (i), (iii) or (iv), where such contravention would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the execution, delivery and performance by the Seller of its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have already been obtained.

(c)
Immediately prior to the Closing, the Seller will have valid title to, or a valid “security entitlement” within the meaning of Section 8‑501 of the New York Uniform Commercial Code in respect of, the Secondary Securities to be sold by the Seller, free and clear of all security interests, claims, liens, equities or other encumbrances, except for any encumbrances (i) imposed under applicable securities laws or the organizational documents of the Corporation or the Company or (ii) as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of the Seller to consummate the transactions contemplated by this Agreement.
(d)
The Seller (either individually or each together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement. The Seller has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement as the Seller has requested. The Seller has received all information that it believes is necessary or appropriate in connection with the transactions contemplated by this Agreement. The Seller acknowledges that it has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Corporation, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Seller in this Agreement.
(e)
The Seller expressly acknowledges and agrees that neither the Corporation nor the Company, nor any of their respective affiliates, nor Jones Day, makes any representation with respect to the tax treatment of the transactions contemplated by this Agreement. The Seller has reviewed with the Seller’s own tax advisors the federal, state and local tax consequences, if any, of this Agreement and the transactions contemplated hereby. The Seller is relying solely on the Seller’s own advisors and not on any statements or representations of the Corporation, the Company or any of their respective affiliates. The Seller understands that the Seller is exclusively responsible for the Seller’s own tax liability that may arise as a result of this Agreement.
4.
Termination. This Agreement shall automatically terminate and be of no further force and effect in the event that any of the conditions set forth in Sections 1(d) or 1(e) of this Agreement is not satisfied. In addition, this Agreement may be terminated prior to each Closing as follows: (i) at any time on or prior to the first Closing under this Agreement, by mutual written consent of the Seller and the Corporation or (ii) at the election of the Seller or the Corporation by written notice to the other party hereto after 5:00 p.m., New York time, on [●], 2024, if the first Closing under this Agreement shall not have occurred, unless such date is extended by the mutual written consent of the Seller and the Corporation; provided, however, that the right to terminate this Agreement pursuant to this clause (ii) shall not be available to a party whose failure or whose subsidiaries’ or affiliate’s failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the principal cause of or resulted in the failure of the first Closing under this Agreement to occur on or before such date.

5.
Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via electronic mail to the recipient. Such notices, demands and other communications shall be sent to the address indicated below:

If to the Corporation, to:

OneStream, Inc.

191 N. Chester Street

Birmingham, MI 48009

Attention: Chief Financial Officer; General Counsel and Secretary

Email: bkoefoed@onestreamsoftware.com; hkoczot@onestreamsoftware.com with a copy (which copy shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304

Attention: Allison B. Spinner, Michael Nordtvedt and Victor Nilsson

Email: aspinner@wsgr.com; mnordtvedt@wsgr.com; vnilsson@wsgr.com

If to a Seller, to the address set forth on Schedule II hereto opposite the name of the Seller.

6.
Miscellaneous.
(a)
Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
(b)
Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and such invalid, illegal or unenforceable provision shall be replaced with a valid, legal and enforceable provision for such jurisdiction that as closely as possible reflects the parties’ intent with respect thereto, or if not possible, this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
(c)
Headings and Sections. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the words “including” or “include” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words “or,” “either” and “any” shall not be exclusive.
(d)
Amendment. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Corporation and the Seller.

(e)
Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach. Any waiver by the Corporation or a Seller of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall only be effective if executed in writing by the party making such waiver.
(f)
Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void.
(g)
Remedies. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement, that any breach of the provisions of this Agreement shall cause the other parties irreparable harm, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.
(h)
Governing Law; Venue and Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York (the “Chosen Courts”) for the purposes of any action arising out of this Agreement (and agrees that no such action relating to this Agreement shall be brought by it or any of its subsidiaries except in such courts). Each of the parties further agrees that, to the fullest extent permitted by applicable law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth on Schedule II hereto shall be effective service of process for any action in the State of New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action arising out of this Agreement or any of the other transactions contemplated by this Agreement in the Chosen Courts, or that any such action, brought in any such court has been brought in an inconvenient forum.
(i)
Mutual Waiver of Jury Trial. As a specifically bargained inducement for each of the parties to enter into this Agreement (with each party having had opportunity to consult counsel), each party hereto expressly and irrevocably waives the right to trial by jury in any lawsuit or legal proceeding relating to or arising in any way from this Agreement or the transactions contemplated herein, and any lawsuit or legal proceeding relating to or arising in any way from this Agreement or the transactions contemplated herein shall be tried in a court of competent jurisdiction by a judge sitting without a jury.
(j)
No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

(k)
Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. There are no other agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein.
(l)
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument with respect to each agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other electronic transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. No party hereto or to any such agreement or instrument shall raise the use of facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other electronic transmission method to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of such method as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.
(m)
Further Action. The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

[Signatures pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ONESTREAM, INC.

By:
Name:	Holly Koczot
Title:	General Counsel

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

KKR DREAM HOLDINGS LLC

By: KKR Dream Aggregator, L.P., its sole member

By: KKR Dream Aggregator GP, LLC, its general partner

By:
Name:	David Welsh
Title:	Authorized Signatory

SCHEDULE I

Primary Offering
Seller Name	Secondary LLC Units	Secondary Shares
KKR Dream Holdings LLC	[●]	[●]

Underwriters’ Option*
Seller Name	Secondary LLC Units	Secondary Shares
KKR Dream Holdings LLC	[●]	[●]

* Upon a partial exercise of the Underwriters’ Option, the number of Secondary LLC Units and Secondary Shares to be sold shall be proportionately reduced and rounded down to the nearest whole Secondary LLC Unit or Secondary Share.

Sch. I

SCHEDULE II

Seller Name	Address
KKR Dream Holdings LLC	30 Hudson Yards, New York, NY 10001 Copy to: Jones Day c/o Timothy Curry and Jeremy Cleveland 1755 Embarcadero Road Palo Alto, CA 94303

Sch. II